                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

THE SCOTTS COMPANY                                                 NEWS
--------------------------------------------------------------------------------

             THE SCOTTS COMPANY REPORTS RECORD FIRST QUARTER SALES

      COMPANY REAFFIRMS ITS FULL-YEAR GUIDANCE TO GROW ADJUSTED NET INCOME
                                 10-12 PERCENT

     - Reported sales improved 35%, up 8% excluding Smith & Hawken and foreign exchange
     - Sales and operating profits for every business segment exceeded budgeted projections
     - Reported gross margin improved 160 basis points, up 130 basis points excluding restructuring and other non-recurring charges

         MARYSVILLE, Ohio (January 25, 2005) - The Scotts Company (NYSE: SMG), the world's leading marketer of branded consumer lawn and garden products, today reported that sales increased 35 percent in its fiscal 2005 first quarter to a record $244 million. Total sales include the impact of Smith & Hawken, which the Company recently acquired. Excluding Smith & Hawken, as well as the impact of foreign exchange rates, sales increased 8 percent.

         Consumer purchases of Scotts' products at its largest retail partners also increased 8 percent during the quarter.

         "We're off to a great start in 2005 as every business segment exceeded our budget expectations for both sales and operating profits," said Jim Hagedorn, chairman and chief executive officer. "Our strong start, coupled with the combination of new products, trade programs and continued consumer interest in gardening, gives us increased confidence that we can deliver 10 to 12 percent adjusted net income growth in 2005."

         Given the seasonal nature of the business, Scotts typically reports a net loss in the first quarter. For the period ended January 1, 2005, the Company reported an adjusted net loss, excluding restructuring and other charges, of $49.0 million, or $1.49 per share. This compares with an adjusted net loss of $43.1 million, or $1.34 per share, for the same quarter last year. Including restructuring and non-recurring items, reported net loss for the quarter was $49.1 million, or $1.49 per share, compared with a reported net loss of $70.7 million, or $2.21 per share, for the same period last year. Results in the first quarter of 2004 include the pre-tax costs of $43.7 million associated with the Company's refinancing efforts. As part of its annual strategic planning process, the Company is reviewing whether a non-cash impairment charge is necessary to write down the value of certain European assets. The Company will complete its analysis prior to filing its first quarter consolidated financial statements to be included in form 10-Q, which will be filed next month with the Securities and Exchange Commission.

         The year-over-year increase in the adjusted net loss reflects an increase in selling, general and administrative (SG&A) costs to support the growth of the business as well as the timing of non-recurring benefits realized in the first quarter of 2004.

         Adjusted loss before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $52.4 million for the year compared with a loss of $44.6 million a year earlier. Including restructuring and other charges, reported EBITDA was a loss of $52.6 million, compared with a loss of $45.6 million last year.

         Sales for the North America business increased 9 percent to $113.0 million versus $104.0 million for last year's comparable period. Scotts LawnService had a strong finish to its season with revenues up 13 percent for the quarter to $20.9 million, compared with $18.5 million last year. International sales increased 16 percent to $68.4 million. Excluding the impact of foreign exchange rates, International sales increased 6 percent in the quarter.

         Gross margin, excluding restructuring charges, improved to 28.0 percent from 26.7 percent for the same period a year earlier. The improvement was primarily due to the impact of Smith & Hawken, which enjoys higher gross margin than the Company's other businesses in the first quarter of the fiscal year. Excluding Smith & Hawken, gross margin increased 30 basis points.

         Scotts reported net expense of $7.1 million related to the Roundup(R) commission in the first quarter, unchanged from 2004. The Company made a contribution payment to Monsanto of $6.3 million but did not record any commission in the first quarter for either year. Scotts does not recognize commission until minimum profit levels, required by the Roundup agreement, are reached - typically in the second fiscal quarter.

         Total SG&A expense for the quarter was $112.5 million compared with $90.9 million a year ago. The planned increase in SG&A was driven by the addition of Smith & Hawken ($9 million), Scotts LawnService ($3 million), foreign exchange ($2 million), as well as increased costs for legal ($2 million), North America selling ($2 million) and Sarbanes-Oxley compliance and audit fees ($1 million). The increase also includes the incremental third-year impact associated with the Company's 2003 decision to expense stock options ($1 million). The Company expects total SG&A expense for the full year to remain in line with previous guidance.

         Interest expense in the first quarter was $10.4 million compared with $55.6 million in the prior year. Prior year interest expense in the quarter included the previously mentioned $43.7 million of costs associated with the refinancing of the Company's debt.

         The Company will discuss its first quarter 2005 results during a Webcast conference call at 10:00 a.m. EDT today. The call will be available live on the investor relations section of Scotts' Web site, http://investor.scotts.com.

         An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.

DEDICATED TO A BEAUTIFUL WORLD
------------------------------

THE SCOTTS COMPANY IS THE WORLD'S LARGEST MARKETER OF BRANDED CONSUMER PRODUCTS FOR LAWN AND GARDEN CARE, WITH A FULL RANGE OF PRODUCTS FOR PROFESSIONAL HORTICULTURE AS WELL. THE COMPANY OWNS THE INDUSTRY'S MOST RECOGNIZED BRANDS. IN THE U.S., THE COMPANY'S SCOTTS(R), MIRACLE-GRO(R) AND ORTHO(R) BRANDS ARE MARKET LEADING IN THEIR CATEGORIES, AS IS THE CONSUMER ROUNDUP(R) BRAND, WHICH IS MARKETED IN NORTH AMERICA AND MOST OF EUROPE EXCLUSIVELY BY SCOTTS AND OWNED BY MONSANTO. THE COMPANY ALSO OWNS SMITH & HAWKEN(R), A LEADING BRAND OF GARDEN-INSPIRED PRODUCTS THAT INCLUDES POTTERY, WATERING EQUIPMENT, GARDENING TOOLS, OUTDOOR FURNITURE AND LIVE GOODS. IN EUROPE, SCOTTS' BRANDS INCLUDE WEEDOL(R), PATHCLEAR(R), EVERGREEN(R), LEVINGTON(R), MIRACLE-GRO(R), KB(R), FERTILIGENE(R) AND SUBSTRAL(R).

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     - Adverse weather conditions could adversely affect the Company's sales and financial results;
     - The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;
     - The Company's substantial indebtedness could adversely affect the Company's financial health;
     - Public perceptions regarding the safety of the Company's products could adversely affect the Company;
     - The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;
     - The expiration of certain patents could substantially increase the Company's competition in the United States;

     - Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and,
     - The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the Company's publicly filed quarterly, annual and other reports.

Contact:
Jim King
Director, Investor Relations & Corporate Communications
(937) 578-5622

                               THE SCOTTS COMPANY
                   RESULTS OF OPERATIONS FOR THE THREE MONTHS
                   ENDED JANUARY 1, 2005 AND DECEMBER 27, 2003
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 9


                                                               Three Months Ended
                                                            ------------------------
                                                            January 1,   December 27,
                                                  Footnotes   2005           2003
                                                  --------- ------------------------
Net sales                                                    $ 244.0         $ 181.4
Cost of sales                                                  175.8           133.0
Cost of sales - restructuring and other                            -             0.5
                                                            ------------------------
Gross profit                                                    68.2            47.9
% of sales                                                      28.0%           26.4%

Gross commission from marketing agreement                          -               -
Contribution expenses under marketing agreement                  6.3             6.3
Amortization of marketing fee                                    0.8             0.8
                                                            ------------------------
Net commission from marketing agreement                         (7.1)           (7.1)

Operating expenses:
  Advertising                                                   14.7             8.3
  S,G&A - excluding lawn service business
         and stock based compensation                           96.1            77.7
  Stock-based compensation                                       2.3             1.3
  S,G&A - lawn service business                                 13.9            11.4
  S,G&A - restructuring and other                                0.2             0.5
  Amortization of intangibles                                    2.6             2.4
  Other (income) expense                                        (0.2)           (1.8)
                                                            ------------------------
Total operating expenses                                       129.6            99.8
                                                            ------------------------

Loss from operations                                           (68.5)          (59.0)
% of sales                                                     -28.1%          -32.5%

Interest expense - refinancing                                     -            43.7
Interest expense - recurring                                    10.4            11.9
                                                            ------------------------

Loss before taxes                                              (78.9)         (114.6)

Income tax benefit                                             (30.0)          (43.9)
                                                            ------------------------

Net loss from continuing operations                            (48.9)          (70.7)
Net loss from discontinued operations                           (0.2)              -
                                                            ------------------------
Net loss                                                     $ (49.1)        $ (70.7)
                                                            ========================

Basic loss per share                                   (1)   $ (1.49)        $ (2.21)
                                                            ========================

Diluted loss per share                                 (2)   $ (1.49)        $ (2.21)
                                                            ========================

Common shares used in basic loss
      per share calculation                                     33.0            32.0
                                                            ========================

Common shares and potential common
      shares used in diluted loss per
      share calculation                                         33.0            32.0
                                                            ========================

EBITDA                                                 (3)   $ (52.6)        $ (45.6)
                                                            ========================


Results of operations excluding restructuring and refinancing charges:

Adjusted net loss                                            $ (49.0)        $ (43.1)
                                                            ========================

Adjusted diluted loss per share                        (2)   $ (1.49)        $ (1.34)
                                                            ========================

Adjusted EBITDA                                        (3)   $ (52.4)        $ (44.6)
                                                            ========================

                               THE SCOTTS COMPANY
                       NET SALES BY SEGMENT - THREE MONTHS
                   ENDED JANUARY 1, 2005 AND DECEMBER 27, 2003
                                  (in millions)
                                   (unaudited)

                                              Three Months Ended        % Change
                                         ---------------------------  ------------
                                            January 1,  December 27,
                                               2005         2003          Actual
                                         ------------- -------------  ------------

North America                                 $ 113.0       $ 104.0          8.7%

Scotts LawnService                               20.9          18.5         13.0%

International                                    68.4          58.9         16.1%

Other                                            41.7             -            NA
                                         ------------- -------------

Consolidated                                  $ 244.0       $ 181.4         34.5%
                                         ============= =============

                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
            JANUARY 1, 2005, DECEMBER 27, 2003 AND SEPTEMBER 30, 2004
                                   (UNAUDITED)
                   (IN MILLIONS, EXCEPT SHARES & SHARE PRICES)

                                                January 1,       December 27,     September 30,
                                                   2005              2003              2004
                                                ---------         ---------         ---------

ASSETS
     Current assets
       Cash and cash equivalents                $    29.1         $    26.3         $   115.6
       Investments                                      -                 -              57.2
       Accounts receivable, net                     245.7             229.1             292.4
       Inventories, net                             501.2             442.4             290.1
       Current deferred tax asset                    24.8              60.7              24.9
       Prepaid and other current assets              55.0              32.3              50.1
                                                ---------         ---------         ---------

          Total current assets                      855.8             790.8             830.3
                                                ---------         ---------         ---------

     Property, plant and equipment, net             343.8             333.8             328.0
     Goodwill, net                                  450.2             412.5             417.9
     Other intangible assets, net                   457.1             436.2             431.0
     Other assets                                    46.2              42.0              40.6
                                                ---------         ---------         ---------

          Total assets                          $ 2,153.1         $ 2,015.3         $ 2,047.8
                                                =========         =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
       Current portion of debt                  $    20.5         $    30.8         $    22.1
       Accounts payable                             196.7             181.4             130.3
       Other current liabilities                    234.5             165.9             281.2
                                                ---------         ---------         ---------

          Total current liabilities                 451.7             378.1             433.6
                                                ---------         ---------         ---------

     Long-term debt                                 727.2             810.1             608.5
     Other liabilities                              132.7             160.7             131.1
                                                ---------         ---------         ---------

          Total liabilities                       1,311.6           1,348.9           1,173.2

     Shareholders' equity                           841.5             666.4             874.6
                                                ---------         ---------         ---------

          Total liabilities and equity          $ 2,153.1         $ 2,015.3         $ 2,047.8
                                                =========         =========         =========

KEY STATISTICS:
     Debt to book capitalization                     47.0%             55.8%             41.9%

     Market capitalization:
       Common shares outstanding and
       dilutive common share equivalents             33.9              32.8              33.3

       Share price on balance sheet date            73.52             59.20             64.15
                                                ---------         ---------         ---------
                                                $ 2,492.3         $ 1,941.8         $ 2,136.2
                                                =========         =========         =========

                               THE SCOTTS COMPANY
           RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS FOR THE THREE
               MONTHS ENDED JANUARY 1, 2005 AND DECEMBER 27, 2003
                      (in millions, except per share data)

                                                              Three Months Ended
                                                          --------------------------
                                                           January 1,   December 27,
                                                              2005          2003
                                                          --------------------------
Net loss                                                   $    (49.1)   $    (70.7)
   Restructuring and other charges, net of tax                    0.1           0.6
   Debt refinancing charges, net of tax                             -          27.0
                                                          ------------  ------------

Adjusted net loss                                          $    (49.0)   $    (43.1)
                                                          ============  ============

Loss from operations                                       $    (68.5)   $    (59.0)
   Depreciation                                                  12.5          10.2
   Amortization, including marketing fee                          3.4           3.2
                                                          ------------  ------------

EBITDA                                                     $    (52.6)   $    (45.6)
                                                          ============  ============

   Restructuring and other charges, gross                         0.2           1.0
                                                          ------------  ------------

Adjusted EBITDA                                            $    (52.4)   $    (44.6)
                                                          ============  ============


Diluted loss per share                                     $    (1.49)   $    (2.21)
   Restructuring and other charges, net of tax                      -          0.02
   Debt refinancing charges, net of tax                             -          0.85
                                                          ------------  ------------
Adjusted diluted loss per share                            $    (1.49)   $    (1.34)
                                                          ============  ============

                               THE SCOTTS COMPANY
                   FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS
                      (in millions, except per share data)
--------------------------------------------------------------------------------

RESULTS OF OPERATIONS
---------------------


(1) Basic earnings per common share is calculated by dividing net income by average common shares outstanding during the period.

(2) Diluted earnings per common share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period. If there is a loss, diluted earnings per share is equal to basic earnings per share.

(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.